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                           TECHNOLOGY LICENSE
                                   AND
                         DISTRIBUTION  AGREEMENT
This Technology License and Distribution Agreement (the "Agreement") is entered into this 28th day of March, 1997 (the "Effective Date") between Sun Microsystems, Inc., acting by and through its JavaSoft business unit ("Sun") with its principal place of business at 2550 Garcia Avenue, Mountain View, California 94043 and Curtis Mathes Marketing Corporation, a Texas corporation with its principal place of business at 10911 Petal Street, Dallas, Texas 75238 ("Licensee").
                                RECITALS
WHEREAS Sun wishes to license its JavaTM technology while maintaining compatibility among Java language based products; and
WHEREAS Sun wishes to protect and promote certain trademarks used in connection with Java technology; and
WHEREAS Licensee wishes to develop and distribute products based upon Sun's Java technology;
NOW THEREFORE, Sun and Licensee enter into this Technology Licensing and Distribution Agreement on the following terms.
1.0  DEFINITIONS
1.1 "Applet Application Programming Interface" or "AAPI" means (a) the public application programming interface to the Java Applet Environment reflected in the Technology as identified in Exhibit A, (b) the bytecode
specification  in  the  Documentation  entitled  "Java  Virtual   Machine
Specification,"  (c) the Java language specification in the Documentation
entitled   "Java   Language  Specification"  and   (d)   the   Java   API
Specification; all as modified by Sun during the term of this Agreement.
1.2   "Applet" means a Java program which (i)  conforms to the  AAPI  and
(ii) when compiled, consists of Java byte codes executable by the Java Runtime Interpreter (but does not include or incorporate the Java Runtime Interpreter or Java Classes).
1.3 "Derivative Work(s)" means: (i) for material subject to copyright or mask work right protection, any work which is based upon one or more pre-existing works of the Technology, such as a revision, modification,
translation,    abridgement,   condensation,    expansion,    collection,
compilation  or any other form in which such pre-existing  works  may  be
recast,   transformed  or  adapted,  (ii)  for  patentable  or   patented
materials, any adaptation, subset, addition, improvement or combination of the Technology, and (iii) for material subject to trade secret protection, any new material, information or data relating to and derived from the Technology, including new material which may be protectable by copyright, patent or other proprietary rights, and, with respect to each of the above, the preparation, use and/or distribution of which, in the absence of this Agreement or other authorization from the owner, would constitute infringement under applicable law.
1.4 "Documentation" means the materials which Sun provides for use with the Technology, as more particularly identified in Exhibit A.
1.5 "Field of Use" means the relevant market segments and/or product areas identified in Exhibit B.
1.6 "Intellectual Property Rights" means all intellectual property rights worldwide arising under statutory or common law, and whether or
not  perfected, including, without limitation, all (i)  patents,   patent
applications  and  patent rights; (ii) rights associated  with  works  of
authorship   including  copyrights,  copyright  applications,   copyright
registrations, mask work rights, mask work applications, mask work registrations; (iii) rights relating to the protection of trade secrets and confidential information; (iv) any right analogous to those set forth in this Section 1.6 and any other proprietary rights relating to intangible property (other than trademark, trade dress, or service mark
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rights);  and  (v)  divisions,  continuations,  renewals,  reissues   and
extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.
1.7 "Java Applet Environment" or "JAE" means the combination of the Java Runtime Interpreter and the Java Classes.
1.8 "Java Classes" means the Source Code (and corresponding binary code) of the Java packages identified in Exhibit A I.a.
1.9 "Java Runtime Interpreter" means the Source Code (and corresponding binary code) which implements the Java virtual machine, as specified in the Java Virtual Machine Specification.
1.10 "Licensee Open Classes" means extensions, or additions to the Java Classes developed by Licensee which extend the AAPI, and which are made available to third parties for use in the development of additional software which outputs Java bytecodes and/or runs on a Java compatible Runtime Interpreter. Licensee Open Classes do not include interfaces within Products developed by Licensee which are used only internally by Licensee.
1.11 "Platform Dependent Part" means those Source Code files (and corresponding binary code) of the JAE which are not in a "share" directory or subdirectory thereof.
1.12  "Product(s)"  means Licensee hardware or software  into  which  the
Technology is included or integrated,  in whole or in part.   A "Product"
including or integrating the JAE, or any portion thereof must: (i) have a principal purpose which is substantially different from that of the stand-alone JAE; (ii) represent a significant functional and value enhancement to the JAE; (iii) operate in conjunction with the JAE; and (iv) not be
marketed  as a technology which replaces or substitutes for the  JAE.   A
current list of Product(s) is specified in Exhibit B, which may be amended by Licensee to add Product(s) from time to time.
1.13  "Shared  Part"  means  those Source Code files  (and  corresponding
binary  code)  of  the  JAE  which  are  in  any  "share"  directory   or
subdirectory thereof.
1.14 "Source Code" means the human readable version, in whole or in part, of the Technology whether supplied by Sun or any other Java licensee and any corresponding comments and annotations.
1.15 "Technology" means the JAE and Updates to the extent that Licensee is entitled to receive them hereunder.
1.16 "Trademarks" means all names, logos, designs, characters, and other designations or brands used by Sun in connection with the Technology.
1.17   "Updates"   means  bug  fixes,  modifications,   variations,   and
enhancements, to the extent included in a patch or dot release of the Technology for the platform(s) specified in Exhibit C, which Sun generally licenses as part of the Technology. The term "Updates" does not include ports of the JAE to platforms other than those for which the fees have been paid as specified in Exhibit C.
2.0  LICENSE GRANTS
2.1  Source Code License
a. Subject to the terms and conditions contained in this Agreement and subject to Licensee's payments specified in Exhibit C, Sun hereby grants to Licensee, under and to the extent of Sun's Intellectual Property Rights and solely for the Field(s) of Use specified in Exhibit B, a perpetual, worldwide, non-exclusive, non-transferable license, without the right to sublicense (except as specified in Section 2.1b.(ii)), to:
(i) use the Source Code for internal development and porting, (ii) modify the Source Code to create Derivative Works (provided that Licensee shall
be   limited   solely  to  creating  Derivative  Works  that   constitute
Product(s), Licensee Open Classes, and Licensee-implemented modifications to the Platform Dependent Part ("Permitted Derivative Works")), and (iii) compile the Source Code and Permitted Derivative Works thereof.
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Licensee may extend the AAPI by the development of Licensee Open  Classes provided that Licensee complies with the naming conventions of Section 2.5b. Except for the above-described extensions, Licensee shall have no right to modify or subset the AAPI or to modify the functional behavior of the Java Runtime Interpreter.Licensee may use the Source Code of the Shared Part of the JAE to develop Product(s), Licensee Open Classes, and Licensee-implemented modifications to the Platform Dependent Part, but if it uses such Source Code, it must use all of it without modification. Except as specified in Section 2.1b.(iii), Licensee shall have no right to distribute the Source Code of the Technology, or Permitted Derivative Works (to the extent that such Permitted Derivative Works include any of the Source Code).
b.   Porting.
     (i) Licensee may port the Platform Dependent Part to platforms other than those specified in Exhibit C.
      (ii) If Licensee identifies any changes which are necessary to the Shared Part to enable porting to other platforms, Sun will make reasonable efforts to evaluate the feasibility of implementing such changes or reclassifying the necessary code as Platform Dependent.
      (iii) Licensee may sublicense and deliver a copy of the Source Code of the Technology to third parties located in the United States only in association with the delivery and sublicensing of Licensee Products, and solely for the purpose of enabling such third party to port or localize
Products  for  Licensee.   Any such sublicense  shall  be  made  no  less
restrictive than the terms and conditions of this Agreement. Distribution of Source Code outside the United States will require prior written approval by Sun.
c. Bug Fixes. Licensee will inform Sun promptly, and no later than it informs any third party, of any bugs identified in the Technology, and to the extent that Licensee elects to correct such bugs, Licensee will make the Source Code of such bug fixes promptly available to Sun free of all restrictions as they are implemented.
2.2  Binary Code License
a. Internal Use. Sun hereby grants a non-exclusive, worldwide, fully paid up license to reproduce and use an unlimited number of copies of the Technology in binary form, for Licensee's internal use during the term of this Agreement.
b. Worldwide Distribution. Sun hereby grants Licensee a worldwide, nonexclusive license to distribute the Product(s), solely in binary form. Licensee may use such distribution channels for binary distribution as Licensee deems appropriate, including distributors, resellers, dealers and sales representatives (collectively, "Distributors").
2.3  Documentation.
a. Sun hereby grants to Licensee, and Licensee hereby accepts, under Sun's Intellectual Property Rights, a non-exclusive, non-transferable license (i) to use the Documentation for internal development purposes,
(ii) to use, modify, translate, and subset the Documentation to create technically accurate Licensee documentation and for on-line help messages directly applicable to the Product(s) which shall include all the relevant Sun copyrights, notices, and marks. Licensee is prohibited from book publishing activities with respect to the Documentation. Licensee may also use a pointer to the Sun Documentation on the Internet in connection with distribution of the Product(s).
2.4  Compatibility
a.   Java Compatibility.
(i) From time to time, Sun will make available test suites at no cost for validating that the portion of Licensee's Product which interprets Java bytecodes complies with the then-current AAPI as defined by Sun as of the date of that test suite ("Java Test Suite").
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(ii)  Each version of a Product released by Licensee that interprets Java bytecodes must pass a Java Test Suite that was current within one hundred twenty (120) days before the beta release of such version of the Product.
(iii) If Licensee provides Sun with written notice of the existence of a bug in a current Java Test Suite, then Licensee shall be released from compatibility with the minimum portion of such Java Test Suite necessary to avoid the impact of such bug, until such time as Sun provides to Licensee a corrected or new Java Test Suite.
(iv) Licensee shall use a logo specified by Sun that indicates compatibility with the Java Test Suite (the "Compatibility Logo") in a trademark manner on all Licensee Product(s) which include or integrate the JAE distributed hereunder. The terms and conditions governing the parties' agreement as to trademarks, logos, and branding shall be governed by the Trademark License entered into herewith, attached as Exhibit F hereto, and incorporated by reference herein.
b.     Applet  Tag  Compatibility.   Any Product  that  reads  or  writes
hypertext markup language (HTML) or standard generalized markup  language
(SGML) shall use the Document Type Definition ("DTD") as specified in Exhibit E when referencing the Applet tag, unless another DTD is defined for the Applet tag by an industry standard.
2.5. Licensee Open Classes
a. Licensee shall deliver to Sun free of all restrictions the specification for the application programming interface for Licensee Open Classes as early as is reasonably possible but in no event later than the date on which it first provides such specification or an implementation thereof to any third party developer. Included with such specification shall be an appropriate test suite sufficiently detailed to allow Sun and
third   parties   to   produce  implementations  compatible    with   the
specification. Licensee shall use its reasonable commercial efforts to clarify and correct the specification or the test suite upon written request by Sun Licensee agrees to refrain from enforcing any Intellectual Property Rights that it might have relating to the specification of Licensee Open Classes and test suites.
b. Licensee shall only use names for all Licensee Open Classes that begin with "COM.Licensee" or such other convention as Sun may reasonably require, and shall not modify or extend the public class or interface declarations whose names begin with "java", "sun.hotjava", "COM.sun" or their equivalents in any subsequent naming convention. Licensee will make reasonable commercial efforts to ensure that other software which it distributes conforms to this convention.
c. Licensee hereby grants a non-exclusive, worldwide, fully-paid-up license to use an unlimited number of copies of the Licensee Open Classes, in binary form, for Sun's internal use, such use including but not limited to demonstration rights. Licensee agrees to reasonably negotiate in good faith with Sun the terms of a commercial license for the source code of the Licensee Open Classes. The parties agree that the fees and other terms and conditions of this Agreement are a reasonable standard against which to judge such a license on a proportionate basis comparing the scope and complexity of the Licensee Open Classes being licensed to the scope and complexity of the Technology.
2.6  Ownership
a. Ownership by Sun. Sun retains all right, title and interest in the Technology, Documentation, Updates, bug fixes, Trademarks, and Derivative
Works,   (except   for  Permitted  Derivative  Works),   and   associated
Intellectual Property Rights. Licensee agrees to execute (in recordable form where appropriate) any documents Sun may reasonably request to verify and maintain Sun's ownership rights, or to transfer any part of the same which may vest in Licensee for any reason. Licensee further agrees to promptly deliver to Sun any Derivative Works (except for
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Permitted Derivatives) of the Technology created by Licensee pursuant  to and during the term of this Agreement. Sun shall have no obligations of confidentiality to Licensee for such Derivative Works, nor shall Sun be obligated to incorporate any such Derivative Works into the Technology.
b. Ownership by Licensee. Licensee retains all right, title and interest in Permitted Derivative Works created by Licensee pursuant to and during the term of this Agreement, subject to Sun's underlying rights identified in Section 2.6a.
2.7   No  Other Grant.   Each party agrees that this Agreement  does  not
grant any right or license, under any Intellectual Property Rights of the other party, except as expressly provided in this Agreement, and no other right or license is to be implied by or inferred from any provision of this Agreement or by the conduct of the parties.
2.8   Contractors.   Licensee may retain third  parties  located  in  the
United  States  to  furnish   services  to  it  in  connection  with  the
development of Product(s); provided however, that all such third parties shall execute appropriate documents: (i) acknowledging their work-made-for-hire status and/or effecting assignments of all Intellectual Property Rights with respect to such work to Licensee or Sun, as appropriate, and
(ii) undertaking obligations of confidentiality and non-use with respect to such work. Sun may, upon its request, review any documents proposed for use by Licensee prior to any use of such contractors.
2.9 Pre-Release. Licensee may release Product(s) based on alpha and beta releases of the JAE licensed by Sun hereunder only for alpha or beta testing Product(s).
3.0  UPDATES AND SUPPORT
During the term of the Agreement, Licensee shall offer adequate levels of support to customers of the Products. Therefore, Licensee agrees to contract for Full Support each year for the first two years and then either Full Support or Limited Support for each remaining year at Licensee's option.
3.1 Limited Support and Updates. Sun shall provide Licensee under the terms and conditions of this Agreement, Updates, and email and telephone support (during regular business hours PST) to answer questions related to bugs identified in the Technology by Licensee. Licensee shall have viewing access to the Sun Java web-site bug tracking database. Licensee
may   designate  a  maximum  of  three  (3)  contacts  within  Licensee's organization to interface with the Sun support engineer.
3.2 Full Support. Sun shall provide the equivalent of one half (1/2) time engineer to support Licensee in addition to the Limited Support and Updates specified above, during the term of this Agreement. The selection of the support engineer shall be at Sun's sole discretion. The support engineer will provide the following services:
a)  arranging  meetings or discussions with Sun technical and  management personnel;
b) response to bug reports from Licensee;
c) developing bug fixes;
d) bug tracking for releases
e) providing Updates as released;
f) providing interim releases if the need arises; and
g) providing existing and future Documentation.
4.0  PAYMENT
4.1 License and Support Fees. Licensee shall pay to Sun the License fees set forth in Exhibit C within thirty (30) days from the Effective Date of this Agreement. Licensee shall pay the annual Update and Support fees in four (4) equal installments beginning thirty (30) days after the Effective Date and each ninety (90) days thereafter during the term of the Agreement.
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4.2    Royalty  Payments.  Payment of royalties shall be made  quarterly, shall be due thirty (30) days following the end of the calendar quarter to which they relate and shall be submitted with a written statement documenting the basis for the royalty calculation.
4.3   Taxes.    All payments required by this Agreement shall be made  in
United States dollars, are exclusive of taxes, and Licensee agrees to bear and be responsible for the payment of all such taxes, including, but not limited to, all sales, use, rental receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with this Agreement (excluding only taxes based on Sun's net income).
4.4    Records.   Licensee  shall  maintain  account  books  and  records
consistent with Generally Accepted Accounting Principles appropriate to Licensee's domicile, as may be in effect from time to time, sufficient to allow the correctness of the royalties required to be paid pursuant to this Agreement to be determined.
4.5 Audit Rights. Sun shall have the right to audit such accounts upon reasonable prior notice using an independent auditor of Sun's choice (the "Auditor"). The Auditor shall be bound to keep confidential the details of the business affairs of Licensee and to limit disclosure of the results of any audit to the sufficiency of the accounts and the amount, if any, of a payment adjustment that should be made. Such audits shall not occur more than once each year (unless discrepancies are discovered in excess of the five percent (5%) threshold set forth in Section 4.6, in which case two consecutive quarters per year may be audited). Except as set forth in Section 4.6 below, Sun shall bear all costs and expenses associated with the exercise of its rights to audit.
4.6 Payment Errors. In the event that any errors in payments shall be determined, such errors shall be corrected by appropriate adjustment in payment for the quarterly period during which the error is discovered. In the event of an underpayment of more than five percent (5%) of the proper amount owed, upon such underpayment being properly determined by the Auditor, Licensee shall reimburse Sun the amount of said underpayment and all reasonable costs and expenses associated with the exercise of its rights to audit, and interest on the overdue amount at the maximum allowable interest rate from the date of accrual of such obligation.
5.0  ADDITIONAL AGREEMENT OF PARTIES
5.1 Notice of Breach or Infringement. Each party shall notify the other immediately in writing when it becomes aware of any breach or violation of the terms of this Agreement, or when Licensee becomes aware of any potential or actual infringement by a third party of the Technology or Sun's Intellectual Property Rights therein.
5.2 Notices. Licensee shall not remove any copyright notices, trademark notices or other proprietary legends of Sun or its suppliers contained on
or   in  the  Technology  or  Documentation.   Each  unit  of  Product(s)
containing the Technology distributed by Licensee shall include in Licensee's documentation, or in other terms and conditions of sale,
notices  substantially  similar  to  those  contained  on  and   in   the
Technology. Licensee or its Distributors shall require an end user license agreement for each unit of Product(s) shipped and Licensee shall provide Sun with a copy of such form agreement for review and approval. If Licensee or its Distributors use a package design or label for the Product(s), such package design or label shall include an acknowledgement of Sun as the source of the Technology and such other notices as specified in Exhibit F. In addition, Licensee shall comply with all reasonable requests by Sun to include Sun's copyright and/or other proprietary rights notices on the Product(s), documentation or related materials, including but not limited to the notices and acknowledgements as specified in Exhibit F.
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5.3   End User Support.  Licensee shall provide technical and maintenance support service for its distributors and end user customers in accordance with Licensee's standard support practices. Sun shall not be responsible for providing any support to Licensee's distributors or customers for the Technology or the Product(s).
5.4   Marketing.  Licensee will cooperate with Sun on mutually  agreeable
marketing   and  promotional  activities  relating  to  the   Technology.
Licensee's  initial  press  announcement concerning   execution  of  this
Agreement must be reviewed and approved by Sun prior to its release.
5.5 References to Licensee. Licensee hereby authorizes Sun to make reference to Licensee as a user of the Technology in advertising, marketing, collateral, customer lists and customer success stories prepared by or on behalf of Sun for the Technology, provided that
Licensee will have the right to approve the use of its name, such approval not to be unreasonably withheld or delayed.
6.0  LIMITED WARRANTY AND DISCLAIMER
6.1 Limited Warranty. Sun represents and warrants that the media on which the Technology is recorded will be free from defects in materials and workmanship for a period of ninety (90) days after delivery. Sun's sole liability with respect to breach of this warranty is to replace the defective media. Except as expressly provided in this Section 6.1, Sun licenses the Technology and Documentation to Licensee on an "AS IS" basis.
6.2 General Disclaimer. EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY DISCLAIMED.
6.3 Logo Disclaimer. SUN MAKES NO WARRANTIES OF ANY KIND RESPECTING THE COMPATIBILITY LOGO(s), INCLUDING THE VALIDITY OF SUN'S RIGHTS IN THE
COMPATIBILITY  LOGO(s)  IN  ANY  COUNTRY,  AND  DISCLAIMS  ANY  AND   ALL
WARRANTIES THAT MIGHT OTHERWISE BE IMPLIED BY APPLICABLE LAW, INCLUDING WARRANTIES AGAINST INFRINGEMENT OF THIRD PARTY TRADEMARKS.
6.4 Limitation. The warranties set forth in this Section 6.0 are expressly subject to Section 9.0 (Limitation of Liability).
7.0  CONFIDENTIAL INFORMATION
7.1 Confidential Information. For the purposes of this Agreement, "Confidential Information" means the Technology and that information which relates to (i) Sun hardware or software, (ii) Licensee hardware or
software,   (iii)  the  customer  lists,  business  plans   and   related
information  of  either party, and (iv) any other technical  or  business information of the parties, including the terms and conditions of this Agreement. In all cases, information which a party wishes to be treated
as  "Confidential  Information" shall be  marked  as   "confidential"  or
"proprietary"  (or  with  words of similar  import)  in  writing  by  the disclosing party on any tangible manifestation of the information transmitted in connection with the disclosure, or, if disclosed orally, designated as "confidential" or "proprietary" (or with words of similar
import)   at  the  time  of  disclosure.    Sun  has  no  obligation   of
confidentiality to Licensee with respect to Derivative Works and the specifications of the Licensee Open Classes.
7.2 Preservation of Confidentiality. The parties agree that all disclosures of Confidential Information (as defined under Section 7.1 above) shall be governed by and treated in accordance with the terms of the Confidential Disclosure Agreement (the "CDA") attached hereto as Exhibit D and incorporated herein by reference, modified as follows:
(a) the definition of "Confidential Information" shall be as set forth in Section 7.1 above notwithstanding any definition set forth in the CDA;
(b) the use of Confidential Information shall be limited to the scope of the licenses provided in this Agreement;
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(c)  the obligations of confidentiality expressed in the CDA shall extend three (3) years beyond termination of this Agreement, except with respect to Sun Source Code which shall be held confidential in perpetuity; and
(d)  the CDA shall remain in effect for the term of this Agreement.
8.0  LIMITED INDEMNITY
8.1 Licensee acknowledges that portions of the Technology may be in pre-release form and that Sun shall not be liable for any defects or deficiencies in the Technology or in any Product, process or design created by, with or in connection with the Technology whether or not such defects and/or deficiencies are caused, in whole or in part, by defects or deficiencies in the design or implementation of the Technology. Sun will provide to Licensee a limited indemnity as described in Sections 8.2-
8.5 below for the Technology as of the Effective Date.
8.2 Sun will defend, at its expense, any legal proceeding brought against Licensee, to the extent it is based on a claim that use of the
FCS   or  subsequent version(s) of the Technology, (excluding pre-release versions) ("FCS Technology") is an infringement of a Berne Convention copyright, and will pay all damages awarded by a court of competent jurisdiction attributable to such claim, provided that Licensee: (i) gives notice of the claim promptly to Sun; (ii) gives Sun sole control of the defense and settlement of the claim; (iii) provides to Sun, at Sun's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Sun's prior written consent.
 8.3 Should any FCS Technology or any portion thereof become, or in Sun's opinion be likely to become, the subject of a claim of infringement for which indemnity is provided under Section 8.2, Sun shall, as Licensee's sole and exclusive remedy, elect to: (i) obtain for Licensee the right to use such FCS Technology; (ii) replace or modify the FCS Technology so that it becomes non-infringing; or (iii) accept the return of the Technology and grant Licensee a refund of the License Fee and royalties, as depreciated on a five year straight-line basis.
8.4 Sun shall have no liability for any infringement or claim which results from: (i) use of other than a current unaltered version of the FCS Technology, if such version was made available to Licensee; (ii) use of the FCS Technology in combination with any non-Sun-provided equipment,
software   or   data;  or  (iii)  Sun's  compliance   with   designs   or
specifications of Licensee.
8.5 THIS SECTION STATES THE ENTIRE LIABILITY OF SUN WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE TECHNOLOGY. SUN
SHALL   HAVE   NO  OTHER  LIABILITY  WITH  RESPECT  TO  INFRINGEMENT   OF
INTELLECTUAL PROPERTY RIGHTS OF LICENSEE OR ANY THIRD PARTY AS A RESULT OF USE, LICENSE, OR SALE OF TECHNOLOGY.
8.6 Indemnity by Licensee. Except with respect to claims for which Sun is obligated to indemnify Licensee pursuant to Section 8.2, Licensee shall defend and indemnify Sun from any and all claims brought against Sun by third parties, and shall hold Sun harmless from all corresponding
damages,   liabilities,   costs  and  expenses,   (including   reasonable
attorneys' fees) incurred by Sun arising out of or in connection with Licensee's use, reproduction or distribution of the Technology or Product(s), or Licensee Open Classes. Licensee's obligation to provide indemnification under this Section shall arise provided that Sun: (i) provides notice of the claim promptly to Licensee; (ii) gives Licensee sole control of the defense and settlement of the claim; (iii) provides to Licensee, at Licensee's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Licensee's prior written consent.
9.0  LIMITATION OF LIABILITY
9.1   Limitation  of  Liability.   Except  for  express  undertakings  to
indemnify under this Agreement and/or breach of Sections 2.4, 7.0 or 9.2:
a. Each party's liability to the other for claims relating to this Agreement, whether for breach or in tort, shall be limited to the license fees and royalties paid by Licensee for the Technology related to the claims.
b. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), NO MATTER WHAT THEORY OF LIABILITY, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. FURTHER, LIABILITY FOR SUCH DAMAGE SHALL BE EXCLUDED, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE. The provisions of this Section 9.0 allocate the risks under this Agreement between Sun and Licensee and the parties have relied upon the limitations set forth herein in determining whether to enter into this Agreement.
9.2 High Risk Activities. The Technology is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. Sun disclaims any express or implied warranty of fitness for such uses. Licensee agrees that it will not use or license the Technology for such purposes, and that it will ensure that its licensees and end users of the Technology are provided a copy of the foregoing notice.
10.0 TERM AND TERMINATION
10.1 Term. The term of this Agreement shall begin on the Effective Date and shall continue for a period of five (5) years, or until terminated as provided below. Each year for five (5) consecutive years following expiration of the initial five (5) year term, at Licensee's sole option, Licensee may extend the term of this Agreement for one (1) additional year. Licensee shall indicate its intent to extend the Agreement by written notice to Sun within thirty (30) days prior to the expiration of the preceding term. Termination is permitted either for breach of this Agreement, upon thirty (30) days written notice to the other party and an opportunity to cure within such thirty (30) day period, or upon any action for infringement of Intellectual Property Rights relating to the Technology by Licensee against Sun or any of Sun's licensees of the Technology.
10.2 Effect of Expiration. Upon expiration of this Agreement, Sun shall retain use, under the terms of this Agreement, of the Intellectual Property Rights received hereunder, and Licensee shall be authorized to:
(i) distribute Product(s) containing the version of the Technology incorporated therein at the time of expiration, subject to Licensee's continued compliance with the Test Suites current at the time of expiration, and payment of royalties, and (ii) retain one (1) copy of the Technology in Source Code form to support customers having copies of Product(s) distributed by Licensee. All other rights of Licensee shall terminate upon such expiration.
10.3  Effect  of  Termination.   In the  event  of  termination  of  this
Agreement by Sun in accordance with Section 10.1 above, Licensee shall promptly: (i) return to Sun all copies of the Technology and Derivative
Works  thereof  in  tangible  or  electronic  form,  Documentation,   and
Confidential   Information   (collectively  "Sun  Property")   (excluding
Licensee Open Classes and Licensee-implemented modifications to the Platform Dependent Part) in Licensee's possession or control; or (ii) permanently destroy or disable all copies of the Sun Property in Licensee's possession or control, except as specifically permitted in writing by Sun; and (iii) provide Sun with a written statement certifying that Licensee has complied with the foregoing obligations. All rights and licenses granted to Licensee shall terminate upon such termination.
10.4 No Liability for Expiration or Lawful Termination. Neither party shall have the right to recover damages or to indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this Agreement, due to the expiration or permitted or lawful termination of this Agreement. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP UNLESS TERMINATION IS IN MATERIAL BREACH OF THIS AGREEMENT.
10.5 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision. The rights of Sun under this Section 10.0 are in addition to any other rights and remedies permitted by law or under this Agreement.
10.6 Survival. The parties' rights and obligations under Sections 2.0, 4.0, 5.2, 6.0, 7.0, 8.0, 9.0, 10.0, and 11.0 shall survive expiration or termination of this Agreement, excluding in the event of breach by Licensee, Licensee's rights under Section 2.0, which shall terminate.
10.7 Irreparable Harm. The parties acknowledge that breach of Sections 2.0, 5.2, 7.0, 9.2, or 11.6 may cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, they agree that, in addition to any other legal remedies to which a non-breaching party might be entitled, such party may seek immediate injunctive relief in the event of a breach of the provisions of such Sections.
11.0 MISCELLANEOUS
11.1 Notices. All notices must be in writing and delivered either in person or by certified mail or registered mail, postage prepaid, return receipt requested, to the person(s) and address specified below. Such notice will be effective upon receipt.
Sun                                  Licensee
Sun Microsystems, Inc.               Curtis Mathes Marketing Corporation
2550 Garcia Avenue                   10911 Petal Street
Mountain View, California 94043      Dallas, Texas 75238
Attn: JavaSoft Business Development  Attn:     Chief Operating Officer
cc: JavaSoft Legal Department        cc: Legal Department
11.2 Partial Invalidity. If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted unless such a deletion would frustrate the intent of the parties with respect to any material aspect of the relationship established hereby, in which case, this Agreement and the licenses and rights granted hereunder shall terminate.
11.3 Complete Understanding. This Agreement and the Exhibits hereto constitute and express the final, complete and exclusive agreement and understanding between the parties with respect to its subject matter and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof. No terms of any purchase order or similar document issued by Licensee shall be deemed to add to, delete or modify the terms and conditions of this Agreement. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or part, except by a written instrument signed by the parties.
11.4  Language.   This Agreement is in the English language  only,  which
language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding on the parties to this Agreement. All communications and notices made or given pursuant to this Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.
11.5       U.S.  Government Restricted Rights.  If Licensee is  licensing
Product or accompanying documentation to or on behalf of the U.S. Government, it shall be made subject to "Restricted Rights", as that term is defined in the Federal Acquisition Regulations ("FARs") in paragraph 52.227-19(c)(2), or its equivalent paragraph in the DOD Supplement to the
FARs.   Contractor/Manufacturer is:  Sun Microsystems Inc.,  2550  Garcia
Ave., Mountain View, CA 94043.
11.6 Governing Law. This Agreement is made under and shall be governed by and construed under the laws of the State of California, regardless of its choice of laws provisions.
11.7 Compliance with Laws.  The Technology, including technical data,  is
subject   to  U.S.  export  control  laws,  including  the  U.S.   Export
Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import the Technology or Product(s) as may be required after delivery to Licensee.
Licensee shall make reasonable efforts to notify and inform its employees having access to the Technology of Licensee's obligation to comply with the requirements stated in this Section.
11.8  Disclaimer  of  Agency.   Licensee is not authorized  to  make  any
representation or warranty on behalf of Sun to its end users or third parties. The relationship created hereby is that of licensor and licensee and the parties hereby acknowledge and agree that nothing herein shall be deemed to constitute Licensee as a franchisee of Sun. Licensee hereby waives the benefit of any state or federal statutes dealing with the establishment and regulation of franchises.
11.9 Delivery. As soon as practicable after the Effective Date, Sun shall deliver to Licensee one (1) copy of each of the deliverables set forth in Exhibit A. Licensee acknowledges that certain of the deliverables are in various stages of completion and agrees to accept the deliverables as and to the extent completed as of the date of delivery and "AS IS." In the event any deliverable is already in the possession or custody of Licensee, such item(s) shall, to the extent used in connection with the rights granted in Section 2.0 above, be subject to the terms of this Agreement, notwithstanding any pre-existing agreement or understanding between Licensee and Sun with respect to such items.
11.10 Assignment and Change in Control. This Agreement may not be assigned by either party without the prior written consent of the other party except that Sun may assign this Agreement to a majority-owned subsidiary.
11.11 Construction. This Agreement has been negotiated by Sun and Licensee and by their respective counsel. This Agreement will be fairly
interpreted  in  accordance  with  its  terms  and  without  any   strict
construction in favor of or against either party.
11.12 Force Majeure. Except for the obligation to pay money, neither party shall be liable to the other party for non-performance of this Agreement, if the non-performance is caused by events or conditions beyond that party's control and the party gives prompt notice under
Section 11.1 and makes all reasonable efforts to perform.

11.13      Exhibits.  The following are incorporated herein by  reference as integral parts of this Agreement:
  Exhibit A -    Description of Technology and Documentation
  Exhibit B -    Identification of Licensee Product(s) and Field(s) of Use
  Exhibit C -    Schedule of Fees and Royalties
  Exhibit D -    Confidential Disclosure Agreement
  Exhibit E -    Document Type Definition
  Exhibit F -    Trademark License
11.14      Section  References.   Any reference  contained  herein  to  a
section  of this Agreement shall be meant to refer to all subsections  of the section.
11.15     No Competitive Restrictions.  The Parties agree that nothing in this Agreement is intended to prohibit Licensee from independently developing or acquiring technology that is the same as or similar to the Technology, provided that Licensee does not do so in breach of its obligations under this Agreement.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.
Sun  Microsystems,  Inc.          Licensee: Curtis Mathes Marketing Corporation
By:___/s/ Lee  Patch______        By:___/s/ F.Shelton Richardson, Jr._______
Name:____Lee  Patch_______        Name:__ F.Shelton Richardson, Jr.______
     (Print or Type)                      (Print or Type)
Title:___V.P., General Counsel_   Title:__V.P., Chief Financial Officer_____
Date:____3/28/97___               Date:______3/28/97__________________

EXHIBIT B
IDENTIFICATION OF LICENSEE PRODUCT(S) AND FIELD(S) OF USE
Any internet appliance designed, manufactured or distributed by Curtis Mathes using the Curtis Mathes uniViewTM technology or derivatives thereof, as well as connectivity to the Curtis Mathes XpresswayTM backroom internet service provider operation.

EXHIBIT D
CONFIDENTIAL DISCLOSURE AGREEMENT
(to be attached)

EXHIBIT F
TRADEMARK LICENSE
Java-Compatible Logo

LICENSOR
SUN MICROSYSTEMS, INC.
2550 Garcia Avenue
Mountain View, CA  94303
U.S.A.
(415) 960-1300

LICENSEE
CURTIS MATHES MARKETING CORPORATION
10911 PETAL STREET
DALLAS, TEXAS 75238
U.S.A.

TRADEMARK LICENSE
The following terms and conditions governing Java compatibility branding and trademarks generally ("License") are incorporated by reference into the Technology License and Distribution Agreement ("TLDA") between Sun and Licensee, attached hereto. Where this License is more specific than or inconsistent with the TLDA, the terms of this License shall govern.

Otherwise, the TLDA shall apply.  The parties agree that:
1.   DEFINITIONS
      1.1.. "Branded Product" means all online software or tangible copies or units of any version of Licensee's Products being distributed in association with any Compatibility Logo.
     1.2. "Compatibility Logo" means the Java-compatible logo supplied by Sun to Licensee from time-to-time. The current version of the logo(s) are depicted at the end of this License.
      1.3. "Licensee's Products" means only the products described in Exhibit B of the TLDA.
2.   GRANT OF LICENSE
Sun grants to Licensee a non-exclusive, non-transferable, personal, paid-up, royalty-free license, within the Territory in Section 3, to use the Compatibility Logos ("License") as provided herein with respect to each of Licensee's Products that fully meet the certification requirements of
Section 4. Licensee is granted no other right, title, or license to the Compatibility Logos or any other Sun trademark, and is specifically granted no right or license to sublicense the Compatibility Logos or any other Sun trademarks. This License shall apply and pass through to Licensee's distributors who distribute Licensee's Products as transferred by Licensee (i.e., without any modifications to the Product, product packaging, documentation or other materials) ("Distributors"). Licensee shall provide notice of this License to and enforce its terms with Distributors. Sun shall be entitled to enforce the terms of this License directly against any Distributor in the event Licensee fails to do so. All subsequent references herein to "Licensee" shall include and apply to "Distributors".
3.   TERRITORY
Licensee shall not use any Compatibility Logo on or in Licensee's Products distributed via tangible media (e.g., CD or diskettes) or on any other tangible materials (e.g., user documentation) in countries other than those listed below ("Territory"), unless Sun expressly agrees in writing beforehand to extend the Territory (which Sun may refuse to do in its sole discretion). This territorial restriction shall not apply to on-line distribution of Licensee's Products over the Internet. Licensee shall pay all costs, including fees for legal services, registrations, recordals, and foreign language translations associated with any extension of the Territory requested by Licensee. Sun may eliminate any country from the Territory if it determines in its sole judgement that use or continued use of the Compatibility Logo in such country may subject Sun or any third party to legal liability, or may jeopardize the Compatibility Logos or any Sun trademark in that or any other country. In such event, Licensee shall promptly cease all use of the Compatibility Logos in such countries upon written notice from Sun.
Australia
Austria
Belgium
Benin
Netherlands
Luxembourg
Brazil
Burkino Faso
Cameroon
Canada
Central African Republic
Chad
Chile
China (P.R.C.)
Columbia
Congo
Czech Republic
Denmark
Egypt
France
Gabon
Germany
Greece
Guinea
Hong Kong
Hungary
India
Indonesia
Israel
Italy
Ivory Coast
Japan
Mali
Malaysia
Mauritania
Mexico
New Zealand
Niger
Norway
Philippines
Portugal
Russia
Senegal
Singapore
South Korea
Spain
Sweden
Switzerland
Taiwan
Thailand
Togo
Turkey
Ukraine
UAE
U.K.
United States
Venezuela
4.   CERTIFICATION
License applies only to versions of Licensee's Products that have successfully passed the relevant Test Suites made available by Sun to Licensee pursuant to the TLDA, and which otherwise fully comply with all other compatibility and certification requirements of the TLDA. Upon thirty (30) days written notice by Sun no more than two (2) times per calendar year, Licensee shall permit Sun to inspect and test any Branded Products at a mutually-agreeable location to ensure that they meet the compatibility requirements of the TLDA. Upon request by Sun, Licensee shall promptly make any modifications to any version of a Branded Product necessary for it to meet such compatibility requirements.
5.   LOGO AND TRADEMARK USAGE
Licensee shall use the Compatibility Logos only as specified in any guidelines or policies made by Sun concerning the appearance, placement or use of the Compatibility Logos ("Logo Guidelines"). Licensee shall:
(i) use only approved logo artwork provided by Sun, (ii) for tangible media, display the Compatibility Logos on external product packaging, documentation, and media (disk, CD-ROM, tape, etc.); (iii) for online versions of Licensee's Product, display the Compatibility Logos on web pages featuring information about the Product in GIF images that point to the current Sun Java page (http://java.sun.com) via hypertext link; (iv) for both tangible-media and online versions, display the Compatibility Logos on "splashscreens" appearing upon launch of Licensee's Product, if any, and in general product information screens (e.g., "About", "Help", "Info"); (v) display the Compatibility Logos on tangible marketing collateral featuring Licensee's Products, including advertisements and datasheets; and (vi) not display Compatibility Logos more prominently or larger than Licensee's company name/logo and product name/logo, wherever displayed.
Licensee shall comply with the current versions of the Sun Trademark & Logo Policies and the Java/HotJava Trademark Guidelines [http://java.sun.com/tm_guidelines.html], including but not limited to using the Java/HotJava mark as an adjective followed by generic descriptors, marking the Java/HotJava mark with a TM symbol, and attributing the Java/HotJava mark as a trademark of Sun Microsystems, Inc. in a legend on packaging, splashscreens, web page, and other collateral and materials. Licensee may not include any Sun trademark (e.g., Sun, Java, HotJava, Solaris, etc.) in Licensee's company, business or subsidiary names, or in the name of any of Licensee's products, services, technologies, or web pages. Licensee shall promptly modify any usage and any material that does not conform to the Logo Guidelines, the Sun Trademark & Logo Policies, or the Java/HotJava Trademark Guidelines upon notice from Sun specifying the non-conformance. Licensee shall notify its distributors and customers of any such non-conformance as to materials or products already distributed, as may be reasonably requested by Sun.
6.   PROTECTION OF TRADEMARKS AND LOGOS
Sun is the sole owner of the Compatibility Logos (including the marks depicted therein) and all goodwill associated therewith. Licensee's use of the Compatibility Logos inures solely to the benefit of Sun. Licensee shall not do anything that might harm the reputation or goodwill of the Compatibility Logos. Licensee shall not challenge Sun's rights in or attempt to register the Compatibility Logos, or any other name or mark owned by Sun or substantially similar thereto. Licensee shall take no action inconsistent with Sun's rights in the Compatibility Logos. If at any time Licensee acquires any rights in, or registrations or applications for, the Compatibility Logos by operation of law or otherwise, it will immediately upon request by Sun and at no expense to Sun, assign such rights, registrations, or applications to Sun, along with any and all associated goodwill. Licensee shall assist Sun to the extent reasonably necessary to protect and maintain the Compatibility Logos worldwide, including but not limited to giving prompt notice to Sun of any known or potential infringement of the Compatibility Logos, and cooperating with Sun in the preparation and execution of any documents necessary to record this License as may be required by the laws or rules of any country. Sun may at its option commence, prosecute or defend any action or claim concerning the Compatibility Logos in the name of Sun or Licensee, or join Licensee as a party thereto. Sun shall have the right to control any such litigation. Licensee shall not commence any action regarding the Compatibility Logos. Sun shall reimburse Licensee for the reasonable costs associated with providing such assistance, except to the extent that any such costs result from a breach of the License by Licensee.

IN WITNESS WHEREOF, the parties hereby execute this Agreement through the authorized representatives whose names appear below.
Sun  Microsystems,  Inc.          Licensee: Curtis Mathes Marketing Corporation
By:___/s/ Lee  Patch______        By:___/s/ F.Shelton Richardson, Jr._______
Name:____Lee  Patch_______        Name:__ F.Shelton Richardson, Jr.______
     (Print or Type)                      (Print or Type)
Title:___V.P., General Counsel_   Title:__V.P., Chief Financial Officer_____
Date:____3/28/97___               Date:______3/28/97__________________

COMPATIBILITY LOGOS LICENSED HEREUNDER